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           FIRST AMENDMENT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN
                          OF SUIZA FOODS CORPORATION

               WHEREAS, the Directors of Suiza Foods Corporation (the "Company") established the 1997 Employee Stock Purchase Plan of Suiza Foods Corporation (the "Plan") for the exclusive benefit of eligible employees of the Company and certain of its subsidiaries; and

               NOW, THEREFORE, pursuant to the powers reserved in Section 8.1 of the Plan, the Plan is hereby amended as follows:

                                       I.

               Article II of the Plan is hereby amended by deleting the word "whole" from the definition of "STOCK ACCOUNT."

                                      II.

               Article III of the Plan is hereby amended by adding the following sentence to the end of the first paragraph of Section 3.3:

               "The Employee Contributions may be expressed either as a percentage or as a dollar amount, but in no event will they be less than 1% of a Participant's Base Compensation or more than 15% of a Participant's Base Compensation."

                                      III.

               Article III of the Plan is further amended by replacing the current Section 3.5 with the following new Section 3.5:

               "3.5. WITHDRAWAL FROM PLAN. A Participant may withdraw from the Plan (thereby canceling all Options then in existence) at any time by giving written notice to the Participant's Employer and to the Administrator. The Administrator shall, as soon as practicable after receiving written notice of a Participant's withdrawal from the Plan, cause to be delivered to the Participant (i) a certificate issued in the name of the Participant representing the number of full shares of Common Stock held in the Participant's Stock Account (ii) a check representing any fractional shares, and (iii) a check representing any funds held to the credit of the Participant's Payroll Deduction Account. A Participant who has withdrawn from the Plan may thereafter reenter the Plan by following the procedure described under SECTION 3.2, but not sooner than the beginning of the next Option Period after the Participant has withdrawn from participation."

                                      IV.

               Article V of the Plan is hereby amended by deleting the word "whole" from Section 5.3 of the Plan.

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                                       V.

               Article V of the Plan is further amended by replacing the first paragraph of the current Section 5.5 with the following new first paragraph for Section 5.5:

               "5.5 EXERCISE OF OPTIONS. Each person who is a Participant in the Plan on the Option Exercise Date will be deemed to have exercised on the Option Exercise Date the Option granted to the Participant for that Option Period. Upon such exercise, the balance of the Participant's Payroll Deduction Account shall be applied to the purchase of the number of shares of Common Stock determined under SECTION 5.3, and the amount of shares of Common Stock purchased shall be credited to the Participant's Stock Account. In the event that the balance of the Participant's Payroll Deduction Account following an Option Period is in excess of the total purchase price of the shares of Common Stock so sold, the balance of the Payroll Deduction Account shall be returned to the Participant."

                                      VI.

               Article VII of the Plan is hereby amended by replacing the current Section 7.2 with the following new Section 7.2:

               "7.2. DISSOLUTION; MERGER; CAPITAL REORGANIZATION; ETC. In the event of (i) a dissolution or liquidation of the Company (ii) a merger or consolidation in which the Company is not the surviving corporation, or a reverse merger in which the Company is the surviving corporation but the shares of Common Stock by virtue of the merger are converted into other property, whether in the form of securities, cash or otherwise; or (iii) any other capital reorganization in which more than 50 percent of the shares of Common Stock entitled to vote are exchanged, the Plan shall terminate, unless another corporation assumes the responsibility of continuing the operation of the Plan or the Committee determines in its discretion that the Plan shall nevertheless continue in full force and effect. If the Committee elects to terminate the Plan, the Administrator shall send to each Participant a stock certificate representing the number of whole shares to which the Participant is entitled and a check representing the amount of any fractional shares to which the Participant is entitled. The Administrator shall send checks drawn on the Plan's account to each Participant in an amount equal to the funds held to the credit of such Participant's Payroll Deduction Account."

                                      VII.

               Except as amended by this instrument, the Plan as previously amended, shall remain in full force and effect.

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               IN WITNESS WHEREOF, the Company has caused this instrument to be executed effective as of June 19, 1997.

                   SUIZA FOODS CORPORATION, a Delaware corporation


                   By:  /s/ Tracy L. Noll
                        ------------------
                   Name: Tracy L. Noll
                   Title: Vice President, Secratary and Chief Financial Officer


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